Deloitte & Touche


50 Fremont Street                      Telephone:(415)247-4000
San Francisco, California 94105-2230   Facsimile:(415)247-4329




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post Effective Amendment No. 1 to Registration Statement No. 2-72586, Registration Statement No. 2-60029, Registration Statement No. 33-39089, Registration Statement No. 33-40505, Registration Statement No. 33-54686, Registration Statement No. 33-54688 and Registration Statement No. 33-54690 of The Gap, Inc. on Form S-8 of our reports dated March 3, 1994 appearing and incorporated by reference in the Annual Report on Form 10-K of The Gap, Inc. for the fiscal year ended January 29, 1994.

/S/ Deloitte & Touche

 April 18, 1994